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                                                                     Exhibit 5.1



Colorado Business Bankshares, Inc.
821 Seventeenth Street
Denver, Colorado  80202

     Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:

          We have acted as special counsel to Colorado Business Bankshares, Inc., a Colorado corporation (the "Company"), in connection with a Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration for sale by the Company of 1,610,000 shares (the "Shares") of common stock of the Company, par value $0.01 per share (including 210,000 shares to be subject to the Underwriter's over-allotment option) (the "Common Stock").

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Shares will be priced by the Pricing Committee established by the authorizing resolutions adopted by the Company's Board of Directors in accordance with such resolutions and will be issued and sold as described in the Registration Statement.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment
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Colorado Business Bankshares, Inc.
June 11, 1998
Page 2

therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          Our opinions expressed above are limited to the Colorado Business Corporation Act.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

Dated: June 11, 1998

                                    Very truly yours,



                                    /s/ Dorsey & Whitney LLP



KAC